Exhibit 99.1

Covidien Reports First-Quarter 2009 Results

•	First-quarter net sales up 6%, led by increases in Pharmaceutical Products and Medical Devices

•	First-quarter diluted GAAP earnings per share from continuing operations were $0.74; excluding specified items, adjusted diluted earnings per share from continuing operations were $0.76

HAMILTON, Bermuda – January 26, 2009 – Covidien Ltd. (NYSE: COV; BSX: COV) today reported results for the first quarter of fiscal 2009 (October - December 2008). First-quarter net sales rose 6% to $2.5 billion from $2.3 billion a year ago, fueled by very strong growth in Pharmaceutical Products and continued strength in Medical Devices and Medical Supplies. Sales growth was driven primarily by higher volume and new products, including oxycodone hydrochloride extended-release tablets, which accounted for about $100 million in first-quarter sales. Unfavorable foreign exchange reduced the quarterly sales growth rate by approximately 4 percentage points.

First-quarter gross margin of 54.8% was up 1.3 percentage points from the prior-year period. This significant improvement reflected positive product mix, including oxycodone hydrochloride extended-release tablets. The improvement was also aided by the incremental investments made over the last few years to grow the Company’s higher-margin businesses.

Selling, general and administrative expenses were higher than in the first quarter of last year. The increase was attributable to legal settlements and planned growth in selling and marketing, partially offset by benefits from foreign exchange. Research and Development (R&D) expense in the quarter climbed 18% from the prior year and represented 3.7% of sales.

For the first quarter, the Company reported operating income of $531 million, versus $455 million the year before. First-quarter adjusted operating income, excluding the specified items shown in the attached Non-GAAP Reconciliations table, was $570 million, versus $472 million in the first quarter of the previous year. First-quarter adjusted operating income represented 23.2% of sales, versus 20.4% a year ago.

The first-quarter effective tax rate was 25.8%. Excluding the specified items shown in the Quarterly Non-GAAP Reconciliations table, the first-quarter tax rate was 28.3%.

First-quarter diluted GAAP earnings per share from continuing operations were $0.74, versus $0.89 per share in the first quarter of last year. The first-quarter non-GAAP diluted earnings per share, excluding the specified items shown in the Non-GAAP Reconciliations table, were $0.76, versus $0.59 a year ago. Sales of oxycodone extended-release contributed about 11 cents of first-quarter earnings per share.

“We are off to a good start in fiscal 2009, as operational growth of 10% was in line with our expectations,” said Chairman, President and Chief Executive Officer Richard J. Meelia. “We benefited from the September, 2008, launch of oxycodone extended-release, as well as several other new products. Despite unfavorable foreign exchange, we reported strong growth in our first-quarter operating earnings.

“Our Imaging segment again posted disappointing results, however, and we are executing on our plan to improve its performance going forward. We will continue to make the investments that will drive our business growth in 2009 and beyond, including our strong, ongoing commitment to increasing R&D spending to competitive levels,” Mr. Meelia added.

Results by business segment follow.

Medical Devices sales of $1.63 billion in the first quarter were up 3% from $1.59 billion in the comparable quarter of last year. Operational growth, excluding the impact of foreign exchange, was 7%, reflecting new products and higher volume. Sales in Endomechanical were above those of a year ago, led by sharply higher sales of laparoscopic instruments. Energy again registered double-digit quarterly growth, paced by vessel sealing, but sales growth was below that of recent quarters due to a slowdown in capital-related hardware products. Sales in Soft Tissue Repair were above those of the prior year, primarily due to stronger sales of hernia mesh products. All three product lines — Endomechanical, Energy and Soft Tissue Repair — registered double-digit operational growth.

Imaging Solutions first-quarter sales declined 9% to $265 million from $291 million a year ago. Unfavorable foreign exchange was responsible for 4 percentage points of the decline. Radiopharmaceuticals sales were lower than those of the year before, chiefly due to molybdenum supply constraints. First-quarter sales of Contrast Products also were below year-ago levels, reflecting lower volume and continued pricing pressures in the United States.

Pharmaceutical Products sales of $331 million in the first quarter were 50% above those of the prior year’s $221 million. Growth was attributable to significantly higher sales of Dosage pharmaceuticals, due primarily to oxycodone hydrochloride extended-release tablets. Dosage also benefited from higher sales of branded products. Sales of Active Pharmaceutical Ingredients were little changed, as a decline in narcotic products was virtually offset by higher sales of acetaminophen.

Medical Supplies first-quarter sales grew 8% to $235 million from $217 million in the first quarter of the previous year. The increase was primarily due to higher sales of Nursing Care products.

FISCAL 2009 OUTLOOK

Covidien has reconfirmed its fiscal 2009 guidance. Consistent with prior guidance, the Company estimates that net sales in the 2009 fiscal year will be flat to up 3%, including foreign exchange at current rates. Operational growth, excluding foreign exchange, also remains at the previously communicated range of 6% to 9% for fiscal 2009. Including foreign exchange at current rates, the Company expects no change to its previously communicated sales growth rates for Medical Devices (-3% to flat versus 2008), Imaging Solutions (-4% to -1%), Pharmaceutical Products (20%+) and Medical Supplies (2% to 5%). For 2009, the Company now estimates that sales of oxycodone hydrochloride extended-release tablets will be approximately $350 million, with the vast majority coming in the first half of the fiscal year. The earnings per share impact of oxycodone hydrochloride sales are expected to be approximately 40 cents. Consistent with prior guidance, the operating margin is expected to be in the 21.5% to 22.5% range and the effective tax rate will be in the 28% to 31% range. Guidance on both the operating margin and the effective tax rate excludes the impact of any one-time items.

ABOUT COVIDIEN LTD.

Covidien is a leading global healthcare products company that creates innovative medical solutions for better patient outcomes and delivers value through clinical leadership and excellence. Covidien manufactures, distributes and services a diverse range of industry-leading product lines in four segments: Medical Devices, Imaging Solutions, Pharmaceutical Products and Medical Supplies. With 2008 revenue of nearly $10 billion, Covidien has more than 41,000 employees worldwide in 59 countries, and its products are sold in over 140 countries. Please visit www.covidien.com to learn more about our business.

CONTACTS:

Eric Kraus	Coleman Lannum, CFA
Senior Vice President	Vice President
Corporate Communications	Investor Relations
508-261-8305	508-452-4343
eric.kraus@covidien.com	cole.lannum@covidien.com

Bruce Farmer	Wayde McMillan
Vice President	Director
Public Relations	Investor Relations
508-452-4372	508-452-4387
bruce.farmer@covidien.com	wayde.mcmillan@covidien.com

CONFERENCE CALL AND WEBCAST

The Company will hold a conference call for investors today, beginning at 8:30 a.m. ET. This call can be accessed three ways:

•	At Covidien’s website: http://investor.covidien.com

•

By telephone: For both “listen-only” participants and those participants who wish to take part in the question-and-answer portion of the call, the telephone dial-in number in the U.S. is 800-510-9836. For participants outside the U.S., the dial-in number is 617-614-3670. The access code for all callers is 64907417.

•

Through an audio replay: A replay of the conference call will be available beginning at 11:30 a.m. on January 26, 2009, and ending at 11:59 p.m. on February 2, 2009. The dial-in number for U.S. participants is 888-286-8010. For participants outside the U.S., the replay dial-in number is 617-801-6888. The replay access code for all callers is 70469354.

NON-GAAP FINANCIAL MEASURES

This press release contains financial measures, including adjusted operating income, adjusted earnings per share and adjusted operating margin, that are considered “non-GAAP” financial measures under applicable Securities & Exchange Commission rules and regulations. These non-GAAP financial measures should be considered supplemental to and not a substitute for financial information prepared in accordance with generally accepted accounting principles. The Company’s definition of these non-GAAP measures may differ from similarly titled measures used by others.

The non-GAAP financial measures used in this press release adjust for specified items that can be highly variable or difficult to predict. The Company generally uses these non-GAAP financial measures to facilitate management’s financial and operational decision-making, including evaluation of Covidien’s historical operating results, comparison to competitors’ operating results and determination of management incentive compensation. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting Covidien’s business.

Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, management strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures is included in the tables accompanying this release.

FORWARD-LOOKING STATEMENTS

Any statements contained in this communication that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on our management’s current beliefs and expectations, but are subject to a number of risks, uncertainties and changes in circumstances, which may cause actual results or Company actions to differ materially from what is expressed or implied by these statements. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, our ability to obtain approval of the Company’s shareholders and the Supreme Court of Bermuda for and to satisfy the other conditions to the reorganization on the expected timeframe or at all, our ability to obtain waivers under and/or amendments to our credit facility in connection with the reorganization, our ability to realize the expected benefits from the reorganization, the occurrence of difficulties in connection with the reorganization, any unanticipated costs in connection with the reorganization, our ability to effectively introduce and market new products or keep pace with advances in technology, the reimbursement practices of a small number of large public and private insurers, cost-containment efforts of customers, purchasing groups, third-party payers and governmental organizations, intellectual property rights disputes, complex and costly regulation, including healthcare fraud and abuse regulations, manufacturing or supply chain problems or disruptions, rising commodity costs, recalls or safety alerts and negative publicity relating to Covidien or its products, product liability losses and other litigation liability, including legacy Tyco-related litigation, divestitures of some of our businesses or product lines, our ability to execute strategic acquisitions of, investments in or alliances with other companies and businesses, competition, risks associated with doing business outside of the United States, foreign currency exchange rates, issues related to our existing material weakness in accounting for income taxes or potential environmental liabilities. These and other factors are identified and described in more detail in our filings with the SEC. We disclaim any obligation to update these forward-looking statements other than as required by law.

Covidien Ltd.

Consolidated Statements of Income

Quarters Ended December 26, 2008 and December 28, 2007

(in millions, except per share data)

	Quarter Ended December 26, 2008	Percent of Net Sales	Quarter Ended December 28, 2007	Percent of Net Sales
Net sales	$2,458	100.0%	$2,316	100.0%
Cost of products sold	1,110	45.2	1,077	46.5

Gross profit	1,348	54.8	1,239	53.5

Selling, general and administrative expenses	722	29.4	689	29.7
Research and development expenses	92	3.7	78	3.4
In-process research and development charges	—	—	12	0.5
Restructuring charges	3	0.1	5	0.2

Operating income	531	21.6	455	19.6

Interest expense	(45)	(1.8)	(60)	(2.6)
Interest income	7	0.3	12	0.5
Other income	10	0.4	180	7.8

Income from continuing operations before income taxes	503	20.5	587	25.3

Income tax expense	130	5.3	142	6.1

Income from continuing operations	373	15.2	445	19.2

Income (loss) from discontinued operations, net of income taxes	13	0.5	(25)	(1.1)

Net income	$386	15.7	$420	18.1

Basic earnings per share:
Income from continuing operations	$0.74		$0.89
Income (loss) from discontinued operations	0.03		(0.05)
Net income	0.77		0.84

Diluted earnings per share:
Income from continuing operations	$0.74		$0.89
Income (loss) from discontinued operations	0.03		(0.05)
Net income	0.76		0.84

Weighted-average number of shares outstanding:
Basic	504		498
Diluted	507		502

Covidien Ltd.

Non-GAAP Reconciliations

Quarters Ended December 26, 2008 and December 28, 2007

(in millions, except per share data)

	Quarter Ended December 26, 2008
	Operating income	Income from continuing operations before income taxes	Income from continuing operations	Diluted earnings per share from continuing operations
GAAP	$531	$503	$373	$0.74
Adjustments:
Legal settlements (1)	36	36	22	0.04
Restructuring charges	3	3	1	—
Impact of tax sharing agreement (2)		(2)	(2)	—
Tax matters (3)	—	—	(7)	(0.01)

As adjusted	$570	$540	$387	0.76

(1)	Consists of legal settlements which are recorded in selling, general and administrative expenses.
(2)	Represents the non-interest portion of the impact of our tax sharing agreement with Tyco International and Tyco Electronics.
(3)	Primarily related to the retroactive reenactment of the U.S. research and development tax credit to January 1, 2008.

	Quarter Ended December 28, 2007
	Operating income	Income from continuing operations before income taxes	Income from continuing operations	Diluted earnings per share from continuing operations
GAAP	$455	$587	$445	$0.89
Adjustments:
In-process research and development charges (1)	12	12	12	0.02
Restructuring charges (2)	5	5	3	0.01
Impact of tax sharing agreement (3)		(172)	(172)	(0.34)
Tax matters	—	—	6	0.01

As adjusted	$472	$432	$294	0.59

(1)	Write-off of in-process research and development charge relates to an acquisition by our Medical Devices segment.
(2)	Primarily related to severance costs within our Medical Devices segment.
(3)	Represents the non-interest portion of the impact of our tax sharing agreement with Tyco International and Tyco Electronics primarily resulting from the adoption of FIN 48.

Covidien Ltd.

Segment and Geographical Sales

Quarters Ended December 26, 2008 and December 28, 2007

(dollars in millions)

	Quarters Ended
	December 26, 2008	December 28, 2007	Percent change	Percent change currency	Operational growth
Medical Devices (1)
United States	$737	$687	7%	—%	7%
Non-U.S.	890	900	(1)	(8)	7

	$1,627	$1,587	3	(4)	7
Imaging Solutions (1)
United States	$158	$179	(12)%	—%	(12)%
Non-U.S.	107	112	(4)	(9)	5

	$265	$291	(9)	(4)	(5)
Pharmaceutical Products (1)
United States	$302	$197	53%	—%	53%
Non-U.S.	29	24	21	(29)	50

	$331	$221	50	(3)	53
Medical Supplies (1)
United States	$235	$217	8%	—%	8%
Non-U.S.	—	—	—	—	—

	$235	$217	8	—	8
Covidien Ltd. (1)
United States	$1,432	$1,280	12%	—%	12%
Non-U.S.	1,026	1,036	(1)	(9)	8

	$2,458	$2,316	6	(4)	10

(1)	Sales to external customers are reflected in the regions based on the location of the sales force executing the transaction.

Covidien Ltd.

Select Product Line Sales

Quarters Ended December 26, 2008 and December 28, 2007

(dollars in millions)

	Quarters Ended
	December 26, 2008	December 28, 2007	Percent change	Percent change currency	Operational growth
Medical Devices
Endomechanical	$530	$500	6%	(6)%	12%
Soft Tissue Repair	139	129	8	(8)	16
Energy	205	185	11	(5)	16
Oximetry and Monitoring	148	152	(3)	(4)	1
Airway and Ventilation	178	185	(4)	(4)	—
Vascular	140	129	9	—	9
SharpSafety	106	113	(6)	(1)	(5)
Clinical Care	96	99	(3)	(4)	1

Imaging Solutions
Radiopharmaceuticals	$120	$135	(11)%	(3)%	(8)%
Contrast	145	156	(7)	(4)	(3)